                                                                       EXHIBIT B

                                 April 11, 2001
                                   Cede & Co.
                        c/o The Depository Trust Company
                                 55 Water Street
                            New York, New York 10041


People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

Attention:  Clerk

Ladies and Gentlemen:

     Cede & Co., the nominee of The Depository Trust Company ("DTC"), is a holder of record of outstanding shares of common stock, par value $0.10 per share ("Common Stock"), of People's Bancshares, Inc., a Massachusetts corporation (the "Company"). DTC is informed by its Participants, UBS PaineWebber Inc., Fiserv Securities Inc. and Banc of America Securities LLC (each, a "Participant" and collectively, the "Participants"), that on the date hereof an aggregate of 309,515 shares of Common Stock (the "Shares") credited to the Participants' DTC accounts are jointly beneficially owned by Vincent A. Smyth and Mary E. Smyth, each customers of the Participants (collectively, the "Customers").

     Cede & Co. has been advised by the Participants that the purpose of this notice is to enable the Customers to nominate three individuals to stand for election as directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2001 or any adjournment or postponement thereof (collectively, the "Meeting"). The Participants' Customers have informed the Participants that the Customers intend to continue to beneficially own Shares as of the record date for the Meeting and as of the date of the Meeting.

     At the request of the Participants, on behalf of the Customers and pursuant to Article II, Section 3 of the Company's Amended and Restated Bylaws (the "Bylaws"), Cede & Co., as the holder of record of the Shares, hereby gives notice of its nomination of each of Vincent A. Smyth, William G. Foster, and Thomas F. Gillen (the "Nominees") to stand for election as a director of the Company at the Company's next annual meeting of stockholders (the "Annual Meeting").

     A.1. Set forth below is information relating to each Nominee that is required to be disclosed pursuant to Section Article II, Section 3 of the
Bylaws:


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     Vincent A. Smyth is an attorney. He is 63 years old. His business address is 143 Main Street, Huntington, NY 11743. His residence address is [REDACTED]. He beneficially owns 309,515 shares of Common Stock.

     William G. Foster, Jr. is a consultant and private investor. He is 57 years old. His business and residence address is [REDACTED]. He beneficially owns 1,500 shares of Common Stock.

     Thomas F. Gillen is a stockholder. He is 54 years old. His business address is F.J. Morrissey & Co., Inc., 1700 Market Street, Suite 1420, Philadelphia, PA 19103-3913. His residence address is [REDACTED]. He beneficially owns 1,000 shares of Common Stock.

     A.2. Written consents of each Nominee to being named in a proxy statement as nominees and to serving as a director if elected are attached hereto as Annex I.

     B.1. The name and address of Cede & Co. as they appear on the Company's books are as follows:

                                   Cede & Co.
                        c/o The Depository Trust Company
                                 55 Water Street
                            New York, New York 10041

     B.2. The business address for Mary E. Smyth is care of Vincent A. Smyth's business address.

     B.3. Each of the Nominees has agreed that he will serve as a director if elected at the Annual Meeting.

     B.4. There are currently no arrangements or understandings between the Customers and each Nominee pursuant to which the nomination is to be made by the Customers.

     While Cede & Co. is furnishing this demand as the stockholder of record of the Shares, it does so at the request of the Participants and only as a nominal party for the true parties in interest, the Customers. Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that the Customers are not denied its rights as the beneficial owner of the Shares, and Cede & Co. assumes no further responsibility in this matter.


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     Please acknowledge receipt of this letter by signing the enclosed copy of this letter in the place indicated below and returning it with our messenger who has been instructed to wait.

                                 Very truly yours,

                                 CEDE & CO.

                                 By: /s/ Kenneth M. Scholl
                                     --------------------------
                                 Kenneth M. Scholl, Partner

Receipt of a signed and notarized
copy of this letter on April 12,
2001 is hereby acknowledged on behalf
of People's Bancshares, Inc.

Name:  /s/Maureen S. Gregory
       --------------------------
Title: SVP
       --------------------------


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STATE OF NEW YORK       )
                        ) SS.:
COUNTY OF NEW YORK      )


     Kenneth M. Scholl, having been first duly sworn according to law, deposes and says that he is a partner of Cede & Co., that he is authorized on behalf of Cede & Co. to execute the foregoing notice of nomination of directors and to make the authorizations and representations contained therein and that the facts and statements contained in the foregoing notice of nomination of directors are true and correct.

                                 CEDE & CO.

                                 /s/ Kenneth M. Scholl
                                 -------------------------------
                                 By:  Kenneth M. Scholl, Partner


Sworn to before me this

11th day of
April, 2001



Notary Public

/s/ James McGreevey
------------------------

Notary Public

My commission expires:


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                                     Annex I
                                     -------

                                                                  April 11, 2001


People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

Attention:  Clerk

Ladies and Gentlemen:



     The undersigned hereby consents to being named as a nominee for election as a director of People's Bancshares, Inc. (the "Company") in a proxy statement relating to a solicitation of proxies for the election of directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2001 or any adjournment or postponement thereof (collectively, the "Meeting"). The undersigned also hereby consents to serving as a director of the Company if elected at the Meeting.

                                 Very truly yours,



                                 /s/ William G. Foster Jr.
                                 ---------------------------
                                 William G. Foster Jr.


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                                     Annex I
                                     -------

                                                                  April 11, 2001


People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

Attention:  Clerk

Ladies and Gentlemen:


     The undersigned hereby consents to being named as a nominee for election as a director of People's Bancshares, Inc. (the "Company") in a proxy statement relating to a solicitation of proxies for the election of directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2001 or any adjournment or postponement thereof (collectively, the "Meeting"). The undersigned also hereby consents to serving as a director of the Company if elected at the Meeting.

                                 Very truly yours,



                                 /s/ Thomas F. Gillen
                                 -------------------------
                                 Thomas F. Gillen


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                                     Annex I
                                     -------

                                                                  April 11, 2001



People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

Attention:  Clerk

Ladies and Gentlemen:


     The undersigned hereby consents to being named as a nominee for election as a director of People's Bancshares, Inc. (the "Company") in a proxy statement relating to a solicitation of proxies for the election of directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2001 or any adjournment or postponement thereof (collectively, the "Meeting"). The undersigned also hereby consents to serving as a director of the Company if elected at the Meeting.

                                 Very truly yours,


                                 /s/ Vincent A. Smyth
                                 -------------------------
                                 Vincent A. Smyth